Exhibit 4.1 Draft for Execution SECOND AMENDMENT TO SHAREHOLDER RIGHTS AGREEMENT THIS SECOND AMENDMENT TO THE SHAREHOLDER RIGHTS AGREEMENT (this “Second Amendment”), dated as of [ ], 2025, by and between STRATASYS LTD., an Israeli company (the “Company”), and CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation, as rights agent (the “Rights Agent”), amends the Shareholder Rights Agreement, dated as of December 21, 2023, between the Company and the Rights Agent (the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such term in the Agreement. WHEREAS, the Company and the Rights Agent have executed and entered into the Agreement; WHEREAS, Section 28 of the Agreement provides, among other things, that the Company may from time to time, and the Rights Agent shall, if directed by the Company, supplement or amend this Agreement without the approval of any holders of Right Certificates to make any other provisions with respect to the Rights which the Company may deem necessary or desirable (provided, among other things, that, from and after such time as any Person becomes an Acquiring Person, certain conditions must be met); WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person; WHEREAS, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its shareholders to amend certain provisions of the Agreement as set forth herein; WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 28 of the Agreement, attached hereto as Exhibit A; and WHEREAS, pursuant to and in accordance with Section 28 of the Agreement, the Company desires to amend the Agreement as set forth below. NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, there parties hereto amend the Agreement is hereby amended as follows: 1. Amendments. (a) The following is added as a new definitions in Section 1 of the Agreement: '“PIPE Purchaser” shall mean the Purchaser as such term is defined in the PIPE SPA.

-2- “PIPE SPA” shall mean that certain Securities Purchase Agreement, dated as of February 2, 2025, between the Company and Fortissimo Capital Fund VI, L.P. (b) Paragraph (a) of Section 1 of the Agreement is amended by the addition of the following at the end of such provision: 'Notwithstanding the foregoing, neither the PIPE Purchaser nor any of its Affiliates shall be an “Acquiring Person” as a result of either (x) its acquisition of Ordinary Shares pursuant to the PIPE SPA, or (y) following the consummation of the Closing under the PIPE SPA, its acquisition of additional Ordinary Shares' 2. Effect of this Amendment. It is the intent of the parties that this Amendment constitutes an amendment of the Agreement as contemplated by Section 28 thereof. This Amendment shall be deemed effective as of the date hereof as if executed by both parties hereto on such date. Except as expressly provided in this Amendment, the terms of the Agreement remain in full force and effect. 3. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument. 4. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Israel and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state, other than with respect to the duties and rights of the Rights Agent under Sections 18-21 hereunder which shall be governed by and construed in accordance with the laws of the State of New York. 5. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. 6. Descriptive Headings. The captions herein are included for convenience of reference only, do not constitute a part of this Amendment and shall be ignored in the construction and interpretation hereof. 7. Further Assurances. Each of the parties to this Amendment will cooperate and take such action as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Amendment, the Agreement and any transactions contemplated hereunder and thereunder. [Signature Page Follows]

[Signature Page to First Amendment to Rights Agreement] IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date set forth above. STRATASYS LTD. By: ______________________ Name: Title: By: ______________________ Name: Title: CONTINENTAL STOCK TRANSFER & TRUST COMPANY By: ______________________ Name: Title:

Ex-A EXHIBIT A OFFICER’S CERTIFICATE [ ], 2025 Pursuant to Section 28 of the Rights Agreement, dated as of December 21, 2023 (the “Rights Agreement”), by and between Stratasys Ltd., an Israeli company (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as rights agent (the “Rights Agent”), the undersigned officer of the Company does hereby certify that the First Amendment to Rights Agreement, to be entered into as of the date hereof by and between the Company and the Rights Agent, is in compliance with the terms of Section 28 of the Rights Agreement.

[Signature Page to Officer Certificate] IN WITNESS WHEREOF, the undersigned hereby executes this Officer’s Certificate as of the date first above written. By: ___________________ Name: Title: